Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated March 4, 2011, included herein and the reference to our firm under the headings of “Experts” in the prospectus of State Investors Bancorp, Inc., which is a part of Amendment No. 1 to the Registration Statement on Form S-1 for State Investors Bancorp, Inc. and a part of Amendment No. 1 to the Form AC for State-Investors Bank and Application H-(e)1-S for State Investors Bancorp, Inc.

/s/ Hannis T. Bourgeois, LLP

Baton Rouge, Louisiana

April 18, 2011